Exhibit 99.1

      CHAPARRAL STEEL COMPANY ANNOUNCES RECORD SHIPMENTS FOR THE QUARTER

    MIDLOTHIAN, Texas - September 21, 2005 /PRNewswire-FirstCall/ -- Chaparral Steel Company (Nasdaq: CHAP) today reported operating profit of $35.1 million resulting in net income for the first quarter ended August 31, 2005 of $17.8 million ($0.77 per diluted share). Net income increased $3 million over the fourth quarter of fiscal year 2005 but was down from the record-setting $28.1 million ($1.23 per diluted share) of the prior year first quarter.

    "We are starting to see some signs of improvement in non-residential activity in the United States. This improvement contributed to record shipments for the quarter. Our results remain consistent despite volatility in raw material and energy prices," stated Tommy A. Valenta, President and Chief Executive Officer. "Current market and industry conditions should support the continuation of solid financial results."

    Record shipments for the quarter of 603,000 tons represent a 22% increase compared to the first quarter of 2005. However, the improvement in shipments was more than offset by a 6% decrease in realized prices, a 5% increase in scrap expense, and a 22% increase in energy expense.

    The Company continues to make significant strides with its PZC sheet piling with production and shipments over four times greater than the first quarter of 2005.

    Since the successful spin-off from Texas Industries, Inc., on July 29, 2005, the company has repaid the $50 million outstanding on its revolving credit facility. "We generated significant cash in August from a reduction in inventory. The contributing factors to the reduction were record shipments in the month of August and production being occasionally curtailed due to high energy cost," added Valenta.

    The Company's First Quarter Teleconference will be held today, September 21, 2005 at 2:00 p.m. Central Time. A real-time webcast of the conference is available by logging on to Chaparral's website at www.chapusa.com.

    Certain statements contained in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward looking statements. Potential risks and uncertainties include, but are not limited to, the impact of competitive pressures and changing economic and financial conditions on the Company's business, construction activity in the Company's markets, changes in costs of raw materials, fuel and energy, the impact of environmental laws, unexpected equipment failures, the effect of foreign currencies valuations and other regulations as more fully described in the Company's Annual Report on SEC Form 10-K.

    Chaparral Steel Company, headquartered in Midlothian, Texas, is the second largest supplier of structural steel products in North America with locations in Midlothian, Texas and Dinwiddie County, Virginia. Chaparral follows a market mill concept, making a wide variety of products including structural beams, specialty bar and piling products, all at low cost. The two mills have a combined production capacity of approximately 2.8 million tons of steel per year.

    For further information contact Cary D. Baetz at 972-779-1032 or Terresa Van Horn at 972-779-1033 or visit our website at www.chapusa.com.

                    CHAPARRAL STEEL COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                        (In thousands, except per share)
                                   (Unaudited)

                                                       Three months ended
                                                            August 31,
                                                   ---------------------------
                                                       2005            2004
                                                   -----------     -----------
NET SALES                                          $   338,405     $   290,781

COSTS AND EXPENSES (INCOME)
  Cost of products sold                                297,194         228,315
  Selling, general and administrative                    7,439           7,769
  Interest                                               8,164          11,931
  Other income                                          (1,302)           (504)

                                                       311,495         247,511

INCOME BEFORE INCOME TAXES                              26,910          43,270
  Income taxes                                           9,159          15,148

NET INCOME                                         $    17,751     $    28,122

Earnings per share:
  Basic                                            $       .78     $      1.23
  Diluted                                          $       .77     $      1.23

Average shares outstanding:
  Basic                                                 22,804          22,804
  Diluted                                               23,043          22,804




                    CHAPARRAL STEEL COMPANY AND SUBSIDIARIES
                       SUPPLEMENTAL OPERATING INFORMATION
                                   (Unaudited)

                                                         Three Months Ended:
                                               ---------------------------------------
                                                August 31,    August 31,     May 31,
                                                   2005          2004         2005
                                               -----------   -----------   -----------
Net Sales (in $000's)                              338,405       290,781       317,357
Operating Profit (in $000's)                        35,074        55,201        33,850

Shipments (000's Tons)
  Structural Mills                                     493           387           412
  Bar Mill                                             110           106           100
    Total                                              603           493           512

Price ($/Ton excluding delivery fees)
  Structural Mills                             $       507   $       535   $       549
  Bar Mill                                             553           591           658
    Combined                                   $       515   $       547   $       570

                    CHAPARRAL STEEL COMPANY AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                        (In thousands, except share data)
                                   (Unaudited)

                                                       August 31,      May 31,
                                                          2005          2005
                                                      -----------   -----------
                    Assets
Current assets:
  Cash and cash equivalents                           $    16,690   $     9,287
  Accounts receivable - net                               143,292       127,383
  Inventories                                             185,912       246,223
  Receivable from TXI                                         ---        40,734
  Prepaid expenses                                          9,462        11,097
    Total current assets                                  355,356       434,724

Other assets:
  Goodwill                                                 85,166        85,166
  Investments and deferred charges                         16,559         5,099
                                                          101,725        90,265

Property, plant and equipment:
  Land and land improvements                               95,596        93,937
  Buildings                                                55,208        54,954
  Machinery and equipment                               1,027,619     1,025,475
  Construction in process                                  29,242        28,074
                                                        1,207,665     1,202,440
  Less depreciation                                       586,916       575,187
                                                          620,749       627,253
                                                      $ 1,077,830   $ 1,152,242

      Liabilities and Stockholder's Equity
Current liabilities:
  Trade accounts payable                              $    68,210   $    88,980
  Accrued wages, taxes and other liabilities               32,551        20,933
    Total current liabilities                             100,761       109,913

Deferred income taxes and other credits                   149,000       147,563
Long-term debt                                            300,000           ---
Long-term payable to TXI                                      ---       543,246
Stockholder's equity:
  Preferred stock, $0.01 par value,
   10,000,000 shares authorized, none issued                  ---           ---
  Common stock, $0.01 par value;
   100,000,000 shares authorized, 22,803,867
   shares issued and outstanding                              228           228
  Additional paid-in capital                              706,755       206,818
  Retained earnings (deficit)                            (178,914)      144,474
                                                          528,069       351,520
                                                      $ 1,077,830   $ 1,152,242

                    CHAPARRAL STEEL COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)
                                   (Unaudited)

                                                        Three months ended
                                                             August 31,
                                                    --------------------------
                                                        2005           2004
                                                    -----------    -----------
Operating activities:
Net income                                          $    17,751    $    28,122
Adjustments to reconcile net income
 to net cash
  Depreciation                                           12,513         12,151
  Deferred income taxes                                     713          6,030
  Other - net                                               291            308
Changes in operating assets and liabilities
  Accounts receivable                                   (15,908)           253
  Inventories                                            60,310        (27,704)
  Prepaid expenses                                        1,634            133
  Accounts payable                                      (20,770)         4,908
  Accrued wages, taxes and other liabilities             11,618            727
  Other credits                                             204             27
  Receivable from or payable to TXI                      (5,810)       (25,633)
Net cash provided (used) by
 operating activities                                    62,546           (678)

Investing activities:
  Capital expenditures                                   (4,669)        (3,569)
  Other - net                                               (38)          (497)

Net cash used by investing activities                    (4,707)        (4,066)

Financing activities:
  Long-term borrowings                                  350,000            ---
  Debt issuance costs                                    (9,297)           ---
  Debt retirements                                      (50,000)           ---
  Dividend paid to TXI                                 (341,139)           ---
Net cash used by financing activities                   (50,436)           ---
Increase (decrease) in cash and
 cash equivalents                                         7,403         (4,744)

Cash and cash equivalents beginning of period             9,287          8,575
Cash and cash equivalents at end of period          $    16,690    $     3,831

     Cary D. Baetz
     Vice President and Treasurer
     972.779.1032
     Fax 972.779.1951
     cbaetz@chapusa.com

SOURCE  Chaparral Steel Company
    -0-                             09/21/2005
    /CONTACT:  Cary D. Baetz, +1-972-779-1032, or fax, +1-972-779-1951, or
cbaetz@chapusa.com , or Terresa Van Horn, +1-972-779-1033, both of Chaparral Steel Company/
    /Photo:  NewsCom:  http://www.newscom.com/cgi-bin/prnh/20050713/CHAPLOGO
             AP Archive:  http://photoarchive.ap.org
             PRN Photo Desk, photodesk@prnewswire.com /
    /Web site:  http://www.chapusa.com /